EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 29, 1996 (except with respect to the matter discussed in Note 8, as to which the date is April 30, 1996) included in Forst Hanna Mergers Group, Inc.'s Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Miami, Florida,
  November 13, 1996.